Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Northsight Capital, Inc. (the “Registrant”) on Form 10-Q for the quarter ending September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I ,John P. Venners, President, Secretary, Treasurer and Director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	11/17/11	By:	/s/John P. Venners
John P. Venners
President and Director
Northsight Capital, Inc.

Date:	11/17/11	By:	/s/ John P. Venners
John P. Venners, Secretary/Treasurer and Director
Northsight Capital, Inc.